Exhibit 10.2

EXECUTION VERSION

INCREMENTAL COMMITMENT AGREEMENT

dated as of December 19, 2014,

made by

THE INCREASING LENDER PARTY HERETO,

as the Increasing Lender

relating to the

SENIOR SECURED REVOLVING CREDIT AGREEMENT

dated as of June 16, 2014,

among

FIDUS INVESTMENT CORPORATION,

as Borrower,

The Lenders Parties Thereto,

and

ING CAPITAL LLC,

as Administrative Agent, Arranger and Bookrunner

INCREMENTAL COMMITMENT AGREEMENT (this “Agreement”), dated as of December 19, 2014 and effective as of the Effective Date, by and among FIDUS INVESTMENT CORPORATION (the “Borrower”), FIDUS INVESTMENT HOLDINGS, INC. (the “Subsidiary Guarantor”) ING CAPITAL LLC, in its capacity as Administrative Agent (the “Administrative Agent”), and the financial institution listed on Schedule 1 hereto, as the increasing lender (the “Increasing Lender”), relating to the SENIOR SECURED REVOLVING CREDIT AGREEMENT, dated as of June 16, 2014 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and the several banks and other financial institutions or entities from time to time party to the Credit Agreement.

A. The Borrower has requested that the Increasing Lender provide an additional Commitment on and as of the Effective Date (as defined below) in an aggregate amount equal to the amount set forth opposite such Increasing Lender’s name on Schedule 1 (each, an “Incremental Commitment”) pursuant to Section 2.06(f) of the Credit Agreement.

B. The Increasing Lender is willing to make its Incremental Commitment on and as of the Effective Date on the terms and subject to the conditions set forth herein and in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.03 of the Credit Agreement shall apply equally to this Agreement. This Agreement shall be a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Incremental Commitment. (a) Pursuant to Section 2.06(f) of the Credit Agreement and subject to the terms and conditions hereof, the Increasing Lender hereby agrees to make its Incremental Commitment to the Borrower effective on and as of the Effective Date. The Incremental Commitment of the Increasing Lender shall constitute an additional “Commitment” for all purposes of the Credit Agreement and the other Loan Documents.

(b) The terms of the Incremental Commitment shall be the same as the other Commitments made under the Credit Agreement.

(c) On the Effective Date, in connection with the adjustments to any outstanding Loans and participation interests contemplated by Section 2.06(f)(iv) of the Credit Agreement, if the Increasing Lender is notified by the Administrative Agent the Increasing Lender shall make a payment to the Administrative Agent, for account of the other Lenders, in an amount calculated by the Administrative Agent in accordance with such section, so that after giving effect to such payment and to the distribution thereof to the other Lenders in accordance with such section, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to the Incremental Commitment and any other Commitment Increases, if any, occurring on the Effective Date).

SECTION 3. Conditions Precedent to Incremental Commitment. This Agreement, and the Incremental Commitment of the Increasing Lender, shall become effective on and as of the Business Day (the “Effective Date”) occurring on which the following conditions precedent have been satisfied:

(a) the Administrative Agent shall have received counterparts of this Agreement that, when taken together, bear the signatures of the Borrower, the Subsidiary Guarantors, the Administrative Agent and each Increasing Lender;

(b) on the Effective Date, each of the conditions set forth or referred to in Section 2.06(f)(i) of the Credit Agreement shall be satisfied, and pursuant to Section 2.06(f)(ii)(x) of the Credit Agreement, the Administrative Agent shall have received a certificate of a duly authorized officer of the Borrower dated the Effective Date certifying as to the foregoing;

(c) the Administrative Agent shall have received all fees due to the Administrative Agent on the date hereof pursuant to any outstanding fee letters by and between the Borrower and the Administrative Agent;

(d) the Increasing Lender shall have received all fees due to it on the date hereof;

(e) the Administrative Agent shall have received for the account of the Lenders the amounts, if any, payable under Section 2.13 of the Credit Agreement as a result of the adjustments of Borrowings pursuant to Section 2(c) of this Agreement; and

(f) the Administrative Agent shall have received all other documented fees and expenses related to this Agreement owing on the Effective Date.

SECTION 4. Representations and Warranties of the Borrower. To induce the other parties hereto to enter into this Agreement, the Borrower represents and warrants to the Administrative Agent and the Increasing Lender that, as of the date hereof and as of the Effective Date:

(a) This Agreement has been duly authorized, executed and delivered by the Borrower and the Subsidiary Guarantors, and constitutes a legal, valid and binding obligation of the Borrower and the Subsidiary Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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(b) Each of the representations and warranties made by the Borrower and the Subsidiary Guarantors in or pursuant to the Loan Documents are true and correct in all material respects as if made on such date (except to the extent they relate specifically to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and unless a representation or warranty is already qualified by materiality or by Material Adverse Effect, in which case it is true and correct in all respects).

(c) No Default or Event of Default has occurred and is continuing on the date hereof or on the Effective Date or shall result from the Incremental Commitment.

SECTION 5. Payoff.

(a) If the Increasing Lender’s Commitments under the Credit Agreement are greater than $40,000,000 on March 30, 2015, then the Borrower agrees (by 11:00 a.m., New York time, on March 31, 2015) to prepay (to the extent applicable) the Loans made by the Increasing Lender in an amount sufficient to reduce the Increasing Lender’s funded Commitments to a maximum amount equal to $40,000,000 on such date and, immediately following such prepayment (or if no such prepayment is required, by 11:00 a.m., New York time, on March 31, 2015), reduce the Increasing Lender’s Commitments in accordance with Section 2.06 of the Credit Agreement so that the aggregate amount of the Increasing Lender’s Commitments are equal to $40,000,000 no later than three Business Days after March 31, 2015.

(b) If the Increasing Lender’s Commitments under the Credit Agreement are greater than $30,000,000 on June 29, 2015, then the Borrower agrees (by 11:00 a.m., New York time, on June 30, 2015) to prepay (to the extent applicable) the Loans made by the Increasing Lender in an amount sufficient to reduce the Increasing Lender’s funded Commitments to a maximum amount equal to $30,000,000 on such date and, immediately following such prepayment (or if no such prepayment is required, by 11:00 a.m., New York time, on June 30, 2015), reduce the Increasing Lender’s Commitments in accordance with Section 2.06 of the Credit Agreement so that the aggregate amount of the Increasing Lender’s Commitments are equal to $30,000,000 no later than three Business Days after June 30, 2015.

(c) Unless otherwise agreed by the Increasing Lender, the Borrower agrees not to increase the Commitments in accordance with Section 2.06(f) of the Credit Agreement prior to July 1, 2015 unless the Increasing Lender’s Commitments are equal to or less than $30,000,000.

SECTION 6. Consent and Reaffirmation. (a) The Subsidiary Guarantors hereby consent to this Agreement and the transactions contemplated hereby, (b) the Borrower and the Subsidiary Guarantors agree that, notwithstanding the effectiveness of this Agreement, the Guarantee and Security Agreement and each of the other Security Documents continue to be in full force and effect, (c) the Borrower and the Subsidiary Guarantors acknowledge that the terms “Revolving Credit Agreement Obligations,” “Guaranteed Obligations” and “Secured Obligations” (each as defined in the Guarantee

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and Security Agreement) include any and all Loans made now or in the future by the Increasing Lender in respect of its Incremental Commitment and all interest and other amounts owing in respect thereof under the Loan Documents (including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding), and (d) the Subsidiary Guarantors confirm their guarantee of the Guaranteed Obligations and the Borrower and the Subsidiary Guarantors confirm their grant of a security interest in their assets as Collateral for the Secured Obligations, all as provided in the Loan Documents as originally executed (and amended prior to the Effective Date and supplemented hereby).

SECTION 7. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement.

SECTION 8. Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement in accordance with the Credit Agreement, including the reasonable and documented fees, charges and disbursements of one outside counsel for the Administrative Agent.

SECTION 9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 10. Applicable Law; Jurisdiction; Consent to Service of Process; Other. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 9.09 OF THE CREDIT AGREEMENT (AND ALL OTHER APPLICABLE PROVISIONS OF ARTICLE IX OF THE CREDIT AGREEMENT) ARE HEREBY INCORPORATED BY REFERENCE.

SECTION 11. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12. No Third Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any other person or entity. No person or entity other than the parties hereto shall have any rights under or be entitled to rely upon this Agreement.

SECTION 13. Acknowledgment and Consent. The Administrative Agent hereby acknowledges that it has received notice pursuant to Section 2.06(f)(i) of the Credit Agreement within the time period required thereunder.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

FIDUS INVESTMENT CORPORATION, as Borrower

By:	/s/ Shelby Sherard
Name: Shelby Sherard
Title: Chief Financial Officer and Secretary

FIDUS INVESTMENT HOLDINGS, INC., as Subsidiary Guarantor

By:	/s/ Shelby Sherard
Name: Shelby Sherard
Title: Secretary

ING CAPITAL LLC, as Administrative Agent

By:	/s/ Patrick Frisch
Name: Patrick Frisch, CFA
Title: Managing Director

By:	/s/ Kunduck Moon
Name: Kunduck Moon
Title: Managing Director

ING CAPITAL LLC, as Increasing Lender

By:	/s/ Patrick Frisch
Name: Patrick Frisch
Title: Managing Director

By:	/s/ Kunduck Moon
Name: Kunduck Moon
Title: Managing Director

SCHEDULE 1

INCREASING LENDER

Increasing Lender	Incremental Commitment Amount
ING Capital LLC	$20,000,000